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                                                                    EXHIBIT 10.2

                             EMPLOYMENT AGREEMENT


     This agreement (the "Agreement") shall be deemed dated as of January 1, 1999, and is entered into by and between Four Media Company, a Delaware corporation (the "Company"), and Robert T. Walston ("Executive").


                                 INTRODUCTION

     A. The Company and its operating subsidiaries ("Affiliates") are engaged in the business of providing technical and creative services to the entertainment industry.

     B. The Company has executed a stock purchase agreement dated January 18, 1999 pursuant to which the Company has agreed to issue and an investor has agreed to purchase 6,582,607 shares of the Company's common stock (the "Stock Purchase Agreement").

     C. The Company and Executive are both parties to that certain employment contract dated October 1, 1996 (the "Original Agreement") a copy of which is attached hereto as Exhibit A.

     D. The Executive and Employee desire to (i) enter into a new employment agreement upon the terms set forth in this Agreement and to (ii) terminate the Original Agreement provided that the "Closing Date" (as such term is defined in the Stock Purchase Agreement) has occurred on or before December 31, 1999.

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I

                           EMPLOYMENT; TERM; DUTIES

     1.1  Employment.  Upon the terms and conditions hereinafter set forth, the
          ----------
Company hereby employs Executive, and Executive hereby accepts employment, as Chief Executive Officer of the Company and, if so elected, Executive shall also serve as Chairman of the Board.

     1.2  Term.  Subject to Article IV and Section 6.13 below, Executive's
          ----
employment hereunder shall be for a term of five (5) years commencing on the date hereof and expiring at the close of business on the day prior to the fifth anniversary of the date hereof (the "Term").
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          1.3  Duties.  During the Term, Executive shall perform such executive
               ------
duties for the Company and/or its Affiliates, consistent with his position hereunder, as may be assigned to him from time to time by the Board of Directors of the Company (the "Board"). Executive shall devote his entire productive business time, attention and energies to the performance of his duties hereunder. Executive shall use his best efforts to advance the interests and business of the Company and its Affiliates. Executive shall abide by all rules, regulations and policies of the Company, as may be in effect from time to time. Notwithstanding the foregoing, Executive may act for his own account in passive-type investments as provided in Section 5.3, or, with the consent of the Board, as a member of other boards of directors, where the time allocated for those activities does not materially interfere with or create a conflict of interest with the discharge of his duties for the Company.

          1.4  Reporting.  All employees of the Company shall report to
               ---------
Executive and Executive shall report directly to the Board.

          1.5  Exclusive Agreement.  Executive represents and warrants to the
               -------------------
Company that there are no agreements or arrangements, whether written or oral, in effect which would prevent Executive from rendering his exclusive services to the Company during the Term.

                                  ARTICLE II

                                 COMPENSATION

          2.1  Compensation.  For all services rendered by Executive hereunder
               ------------
and all covenants and conditions undertaken by him pursuant to this Agreement, the Company shall pay, and Executive shall accept, as full compensation, the amounts set forth in this Article II.

          2.2  Base Salary.  The base salary shall be an annual salary of
               -----------
$500,000 ("Base Salary"), payable by the Company in accordance with the Company's normal payroll practices applicable to senior executives but no less frequently than monthly. The Base Salary shall be reviewed no less frequently than annually during the Term for increase in the discretion of the Board. The Base Salary shall not be decreased at any time, or for any purpose, during the Term without Executive's prior written consent.

          2.3  Annual Incentive Bonus.  In addition to the Base Salary,
               ----------------------
Executive shall participate in an incentive bonus plan to be established and administered by the Compensation Committee of the Board. The criteria on which awards under such plan are based shall be set by the Board or the Compensation Committee of the Board.

          2.4  Deductions.  The Company shall deduct from the compensation
               ----------
described in Sections 2.2 and 2.3 any federal, state or local withholding taxes, social security contributions and any other amounts which may be required to be deducted or withheld by the Company pursuant to any federal, state or local laws, rules or regulations.

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          2.5  Disability Adjustment.  Any compensation otherwise payable to
               ---------------------
Executive pursuant to Sections 2.2 and 2.3 in respect of any period during which Executive is disabled (as contemplated in Section 4.4) shall be reduced by any amounts payable to Executive for loss of earnings or the like under any insurance plan or policy sponsored by the Company.

                                  ARTICLE III

                              BENEFITS; EXPENSES

          3.1  Benefits.  During the Term, Executive shall be entitled to
               --------
participate in such group life, health, accident, disability or hospitalization insurance plans, pension plans and retirement plans as the Company may make available to its other senior executive employees as a group, subject to the terms and conditions of any such plans. Executive's participation in all such plans shall be at a level, and on terms and conditions, that are commensurate with his positions and responsibilities at the Company. During the Term, no perquisite or special benefit made available to Executive as a senior executive of the Company shall be materially reduced without his prior written consent.

          3.2  Expenses.  The Company agrees that Executive is authorized to
               --------
incur reasonable expenses in the performance of his duties hereunder and in promoting the business of the Company (including, without limitation, such expenses incurred at the Lakeside Country Club). The Company shall from time to time pay or reimburse Executive for the reasonable and necessary expenses incurred by Executive in connection with the performance of his duties hereunder if such expenses have been previously approved by the Company or if reimbursement is otherwise appropriate in accordance with the Company's established policies and if the Company receives such verification thereof as the Company may require in order to qualify such expenses as deductible business expenses.

          3.3  Vacation.  Executive shall accrue, on a daily basis, a total of
               --------
four (4) work weeks of vacation per year following the date of this Agreement. If Executive's earned but unused vacation time reaches six (6) work weeks, Executive will not continue to accrue additional vacation time until he uses enough vacation to fall below this maximum amount. Thereafter, Executive will start earning vacation benefits again until the six (6) work week maximum is again reached. Any accrued but unused vacation time will be paid to Executive on a pro rata basis at termination of employment.

          3.4  Key Man Insurance.  The Company may secure in its own name or
               -----------------
otherwise, and at its own expense, life, health, accident and other insurance covering Executive alone or with others, and Executive shall not have any right, title or interest in or to such insurance other than as expressly provided herein. Executive agrees to assist the Company in procuring such insurance by submitting to the usual and customary medical and other examinations to be conducted by such physicians as the Company or such insurance company may designate and by signing such applications and other written instruments as may be required by the insurance companies to which application is made for such insurance. Executive's failure to submit to such

                                       3
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usual and customary medical and other examinations shall be deemed a material breach of this Agreement.

          3.5  Initial Stock Option Grant.  Effective as of the date hereof, but
               --------------------------
subject to the approval by the Company's shareholders of an amendment to the Company's 1997 Stock Plan to increase the number of shares available for issuance thereunder, the Company shall grant Executive an option (the "Option") to purchase 2,500,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), at an exercise price of $8.00 per share. To the extent not inconsistent with the terms of this Agreement, the Option shall be subject to the terms of a stock option agreement in substantially the form
attached hereto as Exhibit B (the "Option Agreement").   The Option shall be
exercisable for ten (10) years after the date of grant except as otherwise specifically provided herein.

          The Option shall become exercisable on a cumulative basis as follows, provided that Executive continues in the employment of the Company through the applicable vesting date(s):

               (a) twenty percent (20%) of the shares covered by the Option shall become exercisable on the first anniversary of the date of grant;

               (b) twenty percent (20%) of the shares covered by the Option shall become exercisable on the second anniversary of the date of grant;

               (c) twenty percent (20%) of the shares covered by the Option shall become exercisable on the third anniversary of the date of grant;

               (d) twenty percent (20%) of the shares covered by the Option shall become exercisable on the fourth anniversary of the date of grant; and

               (e) twenty percent (20%) of the shares covered by the Option shall become exercisable on the fifth anniversary of the date of grant.

          Notwithstanding the foregoing, all shares covered by the Option shall vest and become exercisable upon the occurrence of any of the following events:
(i) a Termination Without Cause (as defined below), (ii) a Termination With Good Reason (as defined below), (iii) a Change in Control (as defined below) of the Company, or (iv) a termination due to death or Disability.

               In the event that Executive incurs a termination of employment for any reason other than a Termination With Cause or a resignation without Good Reason prior to the expiration of the Term, any portion of the Option that has become vested on or before the date of such termination (including without limitation, any portion that becomes exercisable due to such termination) shall remain exercisable for 180 days following the date of such termination. In the event that Executive incurs a Termination With Cause or in the event Executive resigns without Good Reason prior to the expiration of the Term, any portion of the Option that has become vested on or before the date of such termination (including without limitation, any portion that

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becomes exercisable due to such termination) shall remain exercisable for ninety
(90) days following the date of such termination.

          For the purposes of this Agreement, a "Change in Control" of the Company shall be deemed to have occurred upon the happening of any one of the following events:

          (i) the acquisition by any Person (as defined below) of Beneficial Ownership (as defined below) of fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Company. For purpose of this Agreement, (A) the term "Person" shall have the meaning set forth in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (I) the Company or any of its subsidiaries, (II) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates (as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act), (III) an underwriter temporarily holding securities pursuant to an offering of such securities, (IV) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company; or (V) any investment fund or other entity or group of such funds or entities which control, are controlled by, or are under common control with, E.M. Warburg, Pincus & Co., LLC (collectively "Warburg").

          (ii) the consummation by the Company of a reorganization, merger, consolidation, (in each case, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities) or a liquidation or dissolution of the Company or the sale of all or substantially all of the assets of the Company; or

          (iii) the consummation by the Company of a Rule 13e-3 transaction (as such term is defined under Rule 13c-3 of the Exchange Act) or a transaction which otherwise results in the Company's Common Stock ceasing to be required to be registered under the Exchange Act;

provided, however, that, notwithstanding the foregoing, with respect to the purchase by "Purchaser" (as such term is defined in the Stock Purchase Agreement) of shares of the Company's Common Stock, pursuant to that certain Securities Purchase Agreement by and between the Company and Purchaser, that certain Stock Purchase Agreement by and between Purchaser, Technical Service Partners, and Robert T. Walston, and that certain Stock Purchase Agreement by and between Purchaser and John H. Donlon, Gavin W. Schutz, Robert Bailey, and the estate of John Sabin (collectively, the "Purchase Agreements"), the following provisions shall

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apply: (a) the signing of the Purchase Agreements shall not constitute a Change of Control for purposes of this Agreement, (b) the approval by the Board or the Company's shareholders of the transactions contemplated by the Purchase Agreements shall not constitute a Change in Control for purposes of this Agreement, and (c) the closing of the transactions contemplated by the Purchase Agreements shall not constitute a Change of Control. Notwithstanding anything to the contrary set forth in Section 3.5 so long as Warburg is the single largest holder of the Company's outstanding voting securities, no "Change of Control" shall be deemed to have occurred.

          3.6  Other Long-Term Incentives.  Executive shall be eligible for
               --------------------------
other or additional long-term incentives in the discretion of the Board, including without limitation additional stock option grants. Such incentive awards shall be at a level, and on terms and conditions, that are commensurate with his positions and responsibilities at the Company and appropriate in light of corresponding awards to other senior executives of the Company.

          3.7  Company Loan.  The Company shall, on the Closing Date (as such
               ------------
term is defined in the Stock Purchase Agreement), loan Executive two million dollars ($2,000,000) (the "Executive Loan"). The Executive Loan shall be unsecured and shall bear interest at a rate set forth in the Note (as defined below). The Executive Loan shall be evidenced by a promissory note (the "Note") executed by Executive in favor of the Company in substantially the form attached hereto as Exhibit C. The outstanding balance of the Executive Loan, if any, and any accrued interest thereon shall be repaid no later than the date which is thirty (30) days following the date of the fifth anniversary from the Closing Date (as such term is defined in the Stock Purchase Agreement).

          Notwithstanding the foregoing, the outstanding balance of the Executive Loan, if any, and any accrued interest thereon shall automatically be forgiven, and Executive shall have no payment obligation with respect thereto, upon the occurrence of any of the following events:

               (a) Executive incurs a Termination Without Cause or a Termination With Good Reason during the Term or a termination for death or disability; or

               (b) a Change in Control of the Company occurs during the Term; or

               (c) the Company achieves $327 million or more in Gross Operating Revenues (as defined below) during the period beginning on the date of the fourth anniversary of the Closing Date (as such term is defined in the Stock Purchase Agreement) and ending 365 days thereafter (the "Measurement Period"); or

               (d) the Company achieves $87 million or more in Consolidated EBITDA (as defined below) during the Measurement Period; or

               (e) the Board, in its sole and absolute discretion, determines that the Executive Loan shall be forgiven following the expiration of the Measurement Period.

          For purposes of this Agreement, (i) "Gross Operating Revenues" shall mean the aggregate gross revenues from operations (excluding revenues or losses from any extraordinary nonrecurring events or transactions) of the Company and its subsidiaries, determined in accordance with generally accepted accounting principles consistently applied on a consolidated basis, and (ii) "Consolidated EBITDA" shall mean the earnings before interest, taxes, depreciation and amortization (excluding earnings or losses from any extraordinary nonrecurring events or transactions) of the Company and its subsidiaries, determined in accordance with generally accepted accounting principles consistently applied on a consolidated basis.

          Notwithstanding the foregoing, in the event of a Termination With Cause or resignation without good reason during the Term, the outstanding balance of the Executive Loan, if any, and any accrued interest thereon shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind.

          3.8  Perquisites.  During the Term, Executive shall participate in all
               -----------
fringe benefits and perquisites available to senior executives of the Company at levels, and on terms and conditions, that are commensurate with his positions and responsibilities at the Company, including, without limitation, first-class travel accommodations on all commercial carriers for travel related to the business of the Company, and shall receive such additional fringe benefits and perquisites as the Company may, in its discretion, from time-to-time provide.

                                  ARTICLE IV

                        TERMINATION; DEATH; DISABILITY

          4.1  Termination of Employment With Cause.  In addition to any other
               ------------------------------------
remedies available to the Company at law, in equity or as set forth in this Agreement, the Company shall have the right, upon written notice to Executive, to terminate his employment hereunder without any further liability or obligation to him in respect of his employment (other than its obligation to pay Base Salary accrued but unpaid as of the date of termination) if Executive: (a) breaches any material provision of this Agreement; or (b) has committed an act of gross misconduct in connection with the performance of his duties hereunder, as determined in good faith by the Board; or (c) demonstrates habitual negligence in the performance of his duties, as determined by the Board; or (d) is convicted of or pleads nolo contendere to any misdemeanor involving moral turpitude or to any felony; or (e) has committed any act of fraud, misappropriation of funds or embezzlement in connection with his employment hereunder (a "Termination With Cause").

          Notwithstanding the foregoing, no purported Termination With Cause pursuant to (a), (b) or (c) of this Section 4.1 shall be effective unless all of the following provisions shall have been complied with: (i) Executive shall be given written notice by the Board of the intention to effect a Termination With Cause, such notice (A) to state in detail the particular circumstances that constitute the grounds on which the proposed Termination With Cause is based and
(B) to be given no later than 180 days after the Board first learns of such circumstances; (ii) Executive shall have 15 days after receiving such notice in which to cure such grounds, to the extent such

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cure is possible; (iii) if Executive fails to cure such grounds, he shall then be entitled to a hearing before the Board, such hearing to be held within 20 days of his receiving such notice, provided that he requests such hearing within 15 days of receiving such notice; and (iv) if, within five days following such hearing, the Board gives written notice to Executive confirming that, in the judgment of at least a majority of the members of the Board, grounds for the Termination With Cause set forth in the original notice exist, he shall thereupon incur a Termination With Cause.

          4.2  Termination of Employment Without Cause.  During the Term, the
               ---------------------------------------
Company may at any time, in its sole discretion, terminate the employment of Executive hereunder for reasons other than those set forth in Section 4.1 (a "Termination Without Cause") by written notice to him. In such event, the Company shall pay Executive an amount equal to the sum of the following:

               (a) any Base Salary accrued but unpaid as of the date of termination;

               (b) an amount equal to Executive's monthly Base Salary in effect on the date of termination for the remainder of the Term, payable as and when such amounts would have been due and payable hereunder had such termination not occurred (the "Severance Period"); and

               (c) any reimbursement for expenses incurred in accordance with
          Section 3.2.

          In addition, the Company shall use its best efforts to arrange for the continuation, through the Severance Period, of such health and/or medical benefits or plans as are in effect with respect to Executive as of the date of termination, if and only if permissible under such plans, such benefits and plans to be continued on the same terms and conditions as were in effect with respect to Executive as of the date of termination. If not so permissible, the Company shall pay to Executive an amount sufficient to enable Executive to arrange for substantially equivalent health and/or medical coverage during the Severance Period.

          Executive acknowledges that the payments and benefits referred to in this Section 4.2, together with any rights or benefits under any written plan or agreement which have vested on or prior to the termination date of Executive's employment under this Section 4.2, constitute the only payments to which Executive shall be entitled to receive from the Company hereunder in the event of any termination of his employment pursuant to this Section 4.2, and that except for such payments or benefits the Company shall have no further liability or obligation to him hereunder or otherwise in respect of his employment.

          4.3  Termination of Employment With Good Reason.   In addition to any
               ------------------------------------------
other remedies available to Executive at law, in equity or as set forth in this Agreement, Executive shall have the right, upon written notice to the Company, to terminate his employment hereunder upon the occurrence of any of the following events without the prior written consent of Executive, unless the Company shall have fully cured all grounds for such termination within 15 days after Executive gives notice thereof: (a) a material diminution in Executive's duties or the

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assignment to Executive of duties that are materially inconsistent with or materially impair his ability to perform the duties set forth herein; or (b) a material reduction in Executive's then current Base Salary; or (c) the relocation by the Company of Executive's principal place of employment to a location more than 50 miles from such principal place of employment; or (d) a breach by the Company of any material provision of this Agreement (a "Termination With Good Reason").

          In the event that a Termination With Good Reason occurs, Executive shall have the same entitlements to the amounts and benefits as provided under
Section 4.2 for a Termination Without Cause.

          Executive acknowledges that the payments and benefits referred to in this Section 4.3, together with any rights or benefits under any written plan or agreement which have vested on or prior to the termination date of Executive's employment under this Section 4.3, constitute the only payments to which Executive shall be entitled to receive from the Company hereunder in the event of any termination of his employment pursuant to this Section 4.3, and that except for such payments or benefits the Company shall have no further liability or obligation to him hereunder or otherwise in respect of his employment.

          4.4  Death; Disability.  In the event that Executive dies or becomes
               -----------------
Disabled (as defined herein), Executive's employment shall terminate when such death or Disability occurs and the Company shall pay Executive (or his legal representative, as the case may be) as follows:

               (a) any Base Salary accrued but unpaid as of the date of death or termination for Disability;

               (b) any reimbursement for expenses incurred in accordance with
          Section 3.2.; and

               (c) an amount equal to Executive's monthly Base Salary in effect on such termination date for the lesser of (i) six (6) months or (ii) the remainder of the Term, payable as and when such amounts would have been due and payable hereunder had such termination not occurred. The monthly Base Salary with respect to any period during which Executive is Disabled shall be reduced by amounts payable to him under any insurance plan sponsored by the Company, provided that Executive's aggregate compensation during the period of Disability shall be equal to 100% of his monthly Base Salary then in effect.

          For the purposes of this Agreement, Executive shall be deemed to be "Disabled" or have a "Disability" if, because of Executive's physical or mental disability, (a) he has been substantially unable to perform his duties hereunder for 180 consecutive days, and (b) he has utilized any and all benefits available to him under state and federal laws and is either (i) unable to reasonably and effectively carry out his duties with reasonable accommodations by the Company or (ii) unable to reasonably and effectively carry out his duties because any reasonable accommodation which may be required would cause the Company undue hardship. In the event of a disagreement concerning Executive's perceived Disability, Executive shall submit to such examinations as are deemed appropriate by three practicing physicians specializing in the area of Executive's Disability, one selected by Executive, one selected by the Company, and one selected by both such physicians. The majority decision of such three physicians shall be final and binding on the parties. Nothing in this paragraph is intended to limit the Company's right to invoke the provisions of this paragraph with respect to any perceived Disability of Executive.

          Executive acknowledges that the payments referred to in this Section 4.4, together with any rights or benefits under any written plan or agreement which have vested on or prior to the termination date of Executive's employment under this Section 4.4, constitute the only payments to which Executive (or his legal representative, as the case may be) shall be entitled to receive from the Company hereunder in the event of a termination of his employment for death or Disability, and that except for such payments the Company shall have no further liability or obligation to him (or his legal representatives, as the case may be) hereunder or otherwise in respect of his employment.

          4.5  No Mitigation by Executive; No Offset by Company.  Except as
               ------------------------------------------------
otherwise expressly provided herein, Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for herein be reduced by any compensation earned by Executive as the result of employment by another employer; provided, however, that if Executive becomes employed with another employer and is eligible to receive health and/or medical benefits under such other employer's plans, Executive's continued benefits and/or plan coverage as set forth in Section 4.2 or 4.3, as the case may be, shall be reduced to the extent that comparable benefits and/or coverage is provided under such other employer's plans.

          The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against Executive or others, provided that nothing herein shall preclude the Company from separately pursuing recovery from Executive based on any such claim.

          4.6  Continued Compliance.  Executive and the Company hereby
               --------------------
acknowledge that the amounts or benefits payable by the Company under Sections 4.2(b), 4.3, and 4.4(c) are part of the consideration for Executive's undertakings under Article V below. Such amounts and benefits are subject to Executive's continued compliance with the provisions of Article V. If Executive violates the provisions of Article V, then the Company will have no obligation to make any of the payments that remain payable by the Company under Sections 4.2(b), 4.3, and 4.4(c) on or after the date of such violation.

                                   ARTICLE V

                     OWNERSHIP OF PROCEEDS OF EMPLOYMENT;
                        NON-DISCLOSURE; NON-COMPETITION

          5.1  Ownership of Proceeds of Employment.  The Company shall be the
               -----------------------------------
sole and exclusive owner throughout the universe in perpetuity of all of the results and proceeds of Executive's services, work and labor during the Term in connection with Executive's employment by the Company, free and clear of any and all claims, liens or encumbrances. All results and proceeds of Executive's services, work and labor during the Term shall be deemed to be works-made-for-hire for the Company within the meaning of the copyright laws of the United States and the Company shall be deemed to be the sole author thereof in all territories and for all purposes.

          5.2  Non-Disclosure of Confidential Information.  As used herein,
               ------------------------------------------
"Confidential Information" means any and all information affecting or relating to the business of the Company and its Affiliates, including without limitation, financial data, customer lists and data, licensing arrangements, business strategies, pricing information, product development, intellectual, artistic, literary, dramatic or musical rights, works, or other materials of any kind or nature (whether or not entitled to protection under applicable copyright laws, or reduced to or embodied in any medium or tangible form), including without limitation, all copyrights, patents, trademarks, service marks, trade secrets, contract rights, titles, themes, stories, treatments, ideas, concepts, technologies, art work, logos, hardware, software, and may be embodied in any and all computer programs, tapes, diskettes, disks, mailing lists, lists of actual or prospective customers and/or suppliers, notebooks, documents, memoranda, reports, files, correspondence, charts, lists and all other written, printed or otherwise recorded material of any kind whatsoever and any other information, whether or not reduced to writing, including "know-how", ideas, concepts, research, processes, and plans. "Confidential Information" does not include information that is in the public domain, information that is generally known in the trade, or information that Executive can prove he acquired wholly independently of his employment with the Company. Executive shall not, at any time during the Term or thereafter, directly or indirectly, disclose or furnish to any other person, firm or corporation any Confidential Information, except in the course of the proper performance of his duties hereunder or as required by law (in which event Executive shall give prior written notice to Company and shall cooperate with Company and Company's counsel in complying with such legal requirements). Promptly upon the expiration or termination of Executive's employment hereunder for any reason or whenever the Company so requests, Executive shall surrender to the Company all documents, drawings, work papers, lists, memoranda, records and other data (including all copies) constituting or pertaining in any way to any of the Confidential Information.

          5.3  Non-Competition.  For so long as he is entitled to compensation
               ---------------
under or pursuant to this Agreement (whether or not he is actively employed by the Company hereunder), Executive shall not, except with the prior written consent of the Company, directly or indirectly: (a) compete with the Company; or
(b) be interested in, employed by, engaged in or participate in the ownership, management, operation or control of, or act in any advisory or other capacity for, any Competing Entity which conducts its business within the Territory (as such terms are hereinafter defined); provided, however, that notwithstanding the foregoing, Executive may make solely passive investments in any Competing Entity the common stock of which is "publicly held," and of which Executive shall not own or control, directly or indirectly, in the aggregate securities which constitute more than one (1%) percent of the voting rights or equity ownership of such Competing Entity; or (c) solicit or divert any business or any customer from the Company or assist any person, firm or corporation in doing so or attempting to do so; or (d) cause or seek to cause any person, firm or corporation to refrain from dealing or doing business with the Company or assist any person, firm or corporation in doing so or attempting to do so.

          For purposes of this Section 5.3, (i) the term "Competing Entity" shall mean any entity which presently or during the period referred to above engages in any business activity the Company is then engaged in or proposes to be engaged in; and (ii) the term "Territory" shall mean any geographic area in which the Company conducts business during such period.

          5.4  Non-Solicitation.  Executive shall not, for a period of two (2)
               ----------------
years from the date of any termination or expiration of his employment hereunder, directly or indirectly: (a) solicit or hire, or attempt to solicit or hire, any employee of the Company, or assist any person, firm or corporation in doing so or attempting to do so; or (b) plan for, acquire any financial interest in or perform any services for himself or any other entity in connection with a business in which Executive's interest, duties or activities would inherently require Executive to reveal any Confidential Information; or
(c) solicit or cause to be solicited the disclosure of or disclose any Confidential Information for any purpose whatsoever or for any other party.

          5.5  Breach of Provisions.  In the event that Executive shall breach
               --------------------
any of the provisions of this Article V, or in the event that any such breach is threatened by Executive, in addition to and without limiting or waiving any other remedies available to the Company at law or in equity, the Company shall be entitled to immediate injunctive relief in any court, domestic or foreign, having the capacity to grant such relief, without the necessity of posting a bond, to restrain any such breach or threatened breach and to enforce the provisions of this Article V. Executive acknowledges and agrees that there is no adequate remedy at law for any such breach or threatened breach and, in the event that any action or proceeding is brought seeking injunctive relief, Executive shall not use as a defense thereto that there is an adequate remedy at law.

          5.6  Reasonable Restrictions.  The parties acknowledge that the
               -----------------------
foregoing restrictions, the duration and the territorial scope thereof as set forth in this Article V, are under all of the circumstances reasonable and necessary for the protection of the Company and its business.

          5.7  Definition.  For purposes of this Article V, the term "Company"
               ----------
shall be deemed to include any subsidiary of, affiliate of, predecessor to, or successor of the Company.

                                  ARTICLE VI

                                 MISCELLANEOUS

          6.1  Binding Effect.  This Agreement shall be binding upon and inure
               --------------
to the benefit of the parties hereto and their respective legal representatives, heirs, distributees, successors and assigns; provided that the rights and obligations of Executive hereunder shall not be assignable by him.

          6.2  Notices.  Any notice provided for herein shall be in writing and
               -------
shall be deemed to have been given or made when personally delivered or three
(3) days following deposit for mailing by first class registered or certified mail, return receipt requested, or if delivered by facsimile transmission, upon confirmation of receipt of the transmission, to the address of the other party set forth below or to such other address as may be specified by notice given in accordance with this Section 6.2:

               (a)  If to the Company:

                    Four Media Company
                    _______________________________
                    _______________________________
                    _______________________________
                    Fax No.:  (818) 846-5197

                    With a copy to:

                    Latham & Watkins
                    633 West Fifth Street, Suite 4000
                    Los Angeles, CA  90071
                    Attention:  Michael W. Sturrock
                    Fax No.:  (213) 891-8763

               (b)  If to Executive:

                    Mr. Robert T. Walston
                    9010 Briarcrest Lane
                    Beverly Hills, CA  90210

                    With a copy to:

                    _______________________________
                    _______________________________
                    _______________________________
                    _______________________________
                    Fax No.:

          6.3  Severability.  If any provision of this Agreement, or portion
               ------------
thereof, shall be held invalid or unenforceable by a court of competent jurisdiction, such invalidity or unenforceability shall attach only to such provision or portion thereof, and shall not in any manner affect or render invalid or unenforceable any other provision of this Agreement or portion thereof, and this Agreement shall be carried out as if any such invalid or unenforceable provision or portion thereof were not contained herein. In addition, any such invalid or unenforceable provision or portion thereof shall be deemed, without further action on the part of the parties hereto, modified, amended or limited to the extent necessary to render the same valid and enforceable.

          6.4  Confidentiality.  The parties hereto agree that they will not,
               ---------------
during the Term or thereafter, disclose to any other person or entity the terms or conditions of this Agreement (excluding the financial terms hereof) without the prior written consent of the other party or as required by law, regulatory authority or as necessary for either party to obtain personal loans or financing. Approval of the Company and of Executive shall be required with respect to any press releases regarding this Agreement and the activities of Executive contemplated hereunder.

          6.5  Arbitration.  Any controversy, claim or dispute arising out of or
               -----------
in any way relating to this Agreement, the alleged breach thereof, and/or Executive's employment with the Company or termination therefrom, including without limitation, any and all claims for employment discrimination or harassment, shall be determined by binding arbitration administered by the American Arbitration Association under its National Rules for Resolution of Employment Disputes ("Rules") which are in effect at the time of the arbitration or the demand therefor. The Rules are hereby incorporated by reference. California Code of Civil Procedure (S)1283.05, which provides for certain discovery rights, shall apply to any such arbitration, and said code section is also hereby incorporated by reference. In reaching a decision, the arbitrator shall have no authority to change, extend, modify or suspend any of the terms of this Agreement. The arbitration shall be commenced and heard in Los Angeles County, California. The arbitrator(s) shall apply the substantive law (and the law of remedies, if applicable) of California or federal law, or both, as applicable to the claim(s) asserted. Judgment on the award may be entered in any court of competent jurisdiction, even if a party who received notice under the Rules fails to appear at the arbitration hearing(s). The parties may seek, from a court of competent jurisdiction, provisional remedies or injunctive relief in support of their respective rights and remedies hereunder without waiving any right to arbitration. However, the merits of any action that involves such provisional remedies or injunctive relief, including, without limitation, the terms of any permanent injunction, shall be determined by arbitration under this paragraph.

          6.6   Waiver.  No waiver by a party hereto of a breach or default
                ------
hereunder by the other party shall be considered valid unless in writing signed by such first party, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or any other nature.

          6.7   Controlling Nature of Agreement.  To the extent any terms of
                -------------------------------
this Agreement are inconsistent with the terms or provisions of the Company's Employee Manual or any other personnel policy statements or documents, the terms of this Agreement shall control. To the extent that any terms and conditions of Executive's employment are not covered in this Agreement, the terms and conditions set forth in the Employee Manual or any similar document shall control such terms.

          6.8   Entire Agreement.  This Agreement sets forth the entire
                ----------------
agreement between the parties with respect to the subject matter hereof, and supersedes any and all prior agreements or understanding between the Company and Executive, whether written or oral, fully or partially performed relating to any or all matters covered by and contained or otherwise dealt with in this Agreement. This Agreement does not constitute a commitment of the Company with regard to Executive's employment, express or implied, other than to the extent expressly provided for herein.

          6.9   Amendment.  No modification, change or amendment of this
                ---------
Agreement or any of its provisions shall be valid unless in writing and signed by the party against whom such claimed modification, change or amendment is sought to be enforced.

          6.10  Authority.  The parties each represent and warrant that they
                ---------
have the power, authority and right to enter into this Agreement and to carry out and perform the terms, covenants and conditions hereof.

          6.11  Applicable Law.  This Agreement, and all of the rights and
                --------------
obligations of the parties in connection with the employment relationship established hereby, shall be governed by and construed in accordance with the substantive laws of the State of California without giving effect to principles relating to conflicts of law.

          6.12  Counterparts.  This Agreement may be executed in counterparts,
                ------------
each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

          6.13  Effective Date.  Until the Closing Date (as such term is defined
                --------------
under the Stock Purchase Agreement) has occurred, Executive and the Company's obligations (including by way of illustration and not as a limitation the payment of compensation) shall be governed by the terms of the Original Agreement. Upon the Closing Date the Original Agreement shall be deemed terminated and of no further force or effect (except for obligations which are intended to survive termination) and this Agreement shall be deemed effective as of the date of this Agreement. Notwithstanding the foregoing, upon the Closing Date Executive shall be paid an amount equal to the difference between base compensation due to Executive under the Original Agreement and the base compensation due to Executive under this Agreement for the period between the date of this Agreement and the actual Closing Date. If the Closing Date does not occur on or before December 31, 1999 then this Agreement shall automatically, and without notice, terminate without any obligation due to the other party (i.e., there shall be no compensation or options due Executive as provided for in this Agreement). In such event, the parties respective obligations shall be governed by the terms of the Original Agreement.

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                              "COMPANY"

                              FOUR MEDIA COMPANY


                              By: /s/ Jeffrey J. Marketta
                                 ------------------------------
                              Name:   Jeffrey J. Marketta
                              Title:  President


                              "EXECUTIVE"

                              /s/ Robert T. Walston
                              ---------------------------------
                              Robert T. Walston